UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2012

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that Mr. Mark Landau has been appointed Chief Business Development Officer, effective January 1, 2012, and in connection with this appointment Mr. Landau resigned from the board of directors of the Company effective December 31, 2011. Mr. Landau had served as a member of the Company’s board of directors since January 2010.

Mr. Landau’s responsibilities as Chief Business Development Officer include identifying and pursuing options – including potential mergers and acquisitions – for the Company’s next leg of long-term growth outside of its Finish Line brand business. Among other areas of focus, his work will build upon the 2011 acquisition of specialty running stores operating under The Running Company banner.

Mr. Landau’s professional career has spanned more than 25 years in the financial services and real estate industries. Most recently, he served as a Managing Director at Deutsche Bank, leading the Commercial Real Estate Banking Americas division. Mr. Landau is a 1982 graduate of New York University Law School and earned a bachelor’s degree in economics, Phi Beta Kappa, from the University of Pennsylvania in 1979.

Further information regarding Mr. Landau's appointment is set forth in the press release issued on January 4, 2012, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued January 4, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

January 4, 2012	By:	Edward W. Wilhelm,

Name: Edward W. Wilhelm,
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued January 4, 2012